As filed with the Securities and Exchange Commission on June 2, 2005

                                                     Registration No. 333-88806

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                        Selective Insurance Group, Inc.
            (Exact name of registrant as specified in its charter)

          New Jersey                                              22-2168890
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                --------------

                               40 Wantage Avenue
                             Branchville, NJ 07890
                   (Address of Principal Executive Offices)

                             Stock Option Plan III
                           (Full title of the plan)

                                --------------

                            Michael H. Lanza, Esq.
                   Senior Vice President and General Counsel
                        Selective Insurance Group, Inc.
                               40 Wantage Avenue
                             Branchville, NJ 07890
                    (Name and address of agent for service)

                                --------------

                                (973) 948-3000
         (Telephone number, including area code, of agent for service)

                                --------------
                                With a copy to:
                             Paul T. Schnell, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, NY 10036-6522
                                (212) 735-3000
                                --------------

                               EXPLANATORY NOTE

Selective Insurance Group, Inc. (the "Company") is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on May 22, 2002, File No. 333-88806 (the "2002 Form S-8"), with respect to shares of the Company's common stock, par value $2.00 per share, and the associated preferred share purchase rights (the "Common Stock"), thereby registered for offer or sale pursuant to the Selective Insurance Group, Inc. Stock Option Plan III ("Plan III"). A total of 1,448,128 shares of Common Stock were initially registered for issuance, offer or sale under the 2002 Form S-8.

On April 27, 2005, the stockholders of the Company approved the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan (the "2005 Omnibus Plan"), which replaces Plan III. No future awards will be made under Plan III. According to the terms of the 2005 Omnibus Plan, the shares of Common Stock that were available for grant under Plan III, but not actually subject to outstanding awards or forfeited, cancelled, exchanged, surrendered, or not distributed, as of April 27, 2005, are available for issuance under the 2005 Omnibus Plan. The total number of such shares was 761,397 (the "Carryover Shares"). The Carryover Shares are hereby deregistered. The 2002 Form S-8 otherwise continues in effect as to the balance of the shares of Common Stock remaining available for issuance, offer or sale pursuant thereto.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, the Company is filing a Registration Statement on Form S-8 to register the shares of Common Stock now available for issuance, offer or sale pursuant to the 2005 Omnibus Plan, including, but not limited to, the Carryover Shares.

There may be shares of Common Stock registered in connection with Plan III that are represented by awards under Plan III that, after April 27, 2005, are forfeited, cancelled, exchanged, surrendered, not distributed, or otherwise result in the return of shares to the Company. The Company may, from time to time, file additional post-effective amendments to the 2002 Form S-8, and additional Registration Statements on Form S-8, carrying forward such shares for issuance, offer or sale in connection with the 2005 Omnibus Plan.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branchville, State of New Jersey, on this 2nd day of June, 2005.

                                            SELECTIVE INSURANCE GROUP, INC.


                                            By:  /s/ Gregory E. Murphy
                                                --------------------------------
                                                Name:   Gregory E. Murphy
                                                Title:  Chairman, President and
                                                        Chief Executive Officer


                               POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Gregory E. Murphy, Michael H. Lanza and Michele N. Schumacher, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, and any and all amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                  Title                                  Date
---------                                  -----                                  ----

/s/ Gregory E. Murphy                      Chairman, President and Chief          June 2, 2005
------------------------------------       Executive Officer (principal
Gregory E. Murphy                          executive officer)

/s/ Dale A. Thatcher                       Executive Vice President, Chief        June 2, 2005
------------------------------------       Financial Officer and Treasurer
Dale A. Thatcher                           (principal accounting and
                                           financial officer)

/s/ Paul D. Bauer                          Director                               June 2, 2005
------------------------------------
Paul D. Bauer


/s/ A. David Brown                         Director                               June 2, 2005
------------------------------------
A. David Brown


/s/ C. Edward Herder                       Director                               June 2, 2005
------------------------------------
C. Edward Herder


/s/ William M. Kearns, Jr.                 Director                               June 2, 2005
------------------------------------
William M. Kearns, Jr.


/s/ Joan M. Lamm-Tennant                   Director                               June 2, 2005
------------------------------------
Joan M. Lamm-Tennant


/s/ S. Griffin McClellan III               Director                               June 2, 2005
------------------------------------
S. Griffin McClellan III


/s/ Ronald L. O'Kelley                     Director                               June 2, 2005
------------------------------------
Ronald L. O'Kelley


/s/ John F. Rockart                        Director                               June 2, 2005
------------------------------------
John F. Rockart


/s/ William M. Rue                         Director                               June 2, 2005
------------------------------------
William M. Rue


/s/ J. Brian Thebault                      Director                               June 2, 2005
------------------------------------
J. Brian Thebault